                                                                    EXHIBIT 12.5

Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc.
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                      Computation of Ratio of Earnings to
                      -----------------------------------
                                 Fixed Charges
                                 -------------

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
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                                                        Year Ended December 31,  Six Months Ended June 30,
                                                       ------------------------  -------------------------
                                                        1995     1996     1997       1997      1998
                                                       ------   ------   ------     ------    ------

Earnings [Income (loss) before tax] (A)                (1,239)  (1,156)    (625)      (413)     (303)
                                                       ------   ------   ------     ------    ------

Rent expense (B)                                          184      186      174          9        10
                                                       ------   ------   ------     ------    ------

Fixed Charges
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Interest expense, net                                   1,745    1,889    1,791        863       938
Amortization of discount & deferred financing costs**      22        1       15          5        12
1/3 rent expense (= B/3)                                    61       62       58          3         3
                                                       ------   ------   ------     ------    ------
Total (C)                                               1,828    1,952    1,864        871       953
                                                       ======   ======   ======     ======    ======

Earnings to fixed charges (= (A + C) / C)                 0.3      0.4      0.7        0.5       0.7
                                                       ------   ------   ------     ------    ------
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Amount of the deficieny of earnings to fixed charges    1,239    1,156      625        414       303

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